                            NON-COMPETITION AGREEMENT

         This NON-COMPETITION AGREEMENT made as of the 16th day of March, 2005
(the "AGREEMENT") is by and among 180 CONNECT INC., a Nevada corporation
("180"); DIGITAL INTERIORS INC., a California corporation ("DI") and HOME
DIRECTOR, INC., a Delaware corporation, the sole shareholder of DI ("HD").

         WHEREAS 180 Digital Interiors, Inc. a wholly owned subsidiary of 180 has purchased from DI certain assets which are used in connection with DI's business of installing, connecting, integrating and activating internet home networks from facilities at the four (4) locations in Livermore and Montclair,
California; Colorado Springs, Colorado and The Woodlands, Texas (the
"Purchase"); and

         WHEREAS HD is the sole shareholder of DI and as such is the owner of all of the issued and outstanding capital stock of DI; and

         WHEREAS DI and HD have agreed to execute this Agreement, voluntarily, as a condition of and consideration for the Purchase;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, the terms and conditions of the Purchase by 180 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

1.1      DEFINITIONS
         -----------

         As used herein, the following terms have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, that Person. The term
         "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any
         Person, means the possession, directly or indirectly, of the power to elect a majority of the board of directors or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by Contract, family relationship or otherwise and, in any event and without limitation of the foregoing, any Person owning 10% or more of the voting securities or other ownership interests of another
         Person shall be deemed to control that Person.

         "ASSOCIATE", when used to indicate a relationship with any Person, means (i) a body corporate of which that Person beneficially owns or controls, directly or indirectly, shares or securities currently convertible into shares carrying more than 10% of the voting rights under all circumstances or under any circumstances that have occurred and are continuing, or a currently exercisable option or right to purchase those shares or those convertible securities; (ii) a partner of that Person acting on behalf of the partnership of which they are partners; (iii) a trust or estate in which that Person has a substantial interest or in respect of which he serves as a trustee or in a similar capacity; (iv) a spouse of that Person; or (v) a relative of that Person or of her spouse if that relative has the same residence as that Person.

         "BUSINESS" has the meaning set forth in Subsection 2.1(a).

         "COMPETE" means directly or indirectly: (i) owning, controlling, financing, managing, operating, investing in (other than investments in publicly owned companies which constitute not more than 2% of the voting securities of such public companies), promoting or engaging in any Competitive Business; (ii) working for, advising, consulting, representing, or providing information or services to a Competitive
         Business, as a director, officer, employee, agent, employee or otherwise; (iii) inducing or influencing or attempting to induce or influence any employee of 180 or any of its Affiliates or Associates to discontinue, reduce or modify his or her employment with 180 or
         Affiliate or Associate; (iv) hiring, employing or otherwise engaging the services of, or offering employment to any employee, agent, consultant or independent contractor of 180 or any Affiliate or
         Associate; (v) soliciting business from any client or customer of 180 or any Affiliate or Associate; (vi) inducing or influencing any client or customer of 180 or any Affiliate or Associate to (A) discontinue, reduce or modify its business relationship with 180 or any Affiliate or
         Associate, (B) to commence doing business with or increase the amount of business done with a Competitive Business, or (C) to hire another person or entity to provide services being provided by 180; or (vii)
         using Confidential Information for personal gain.

         "COMPETITIVE BUSINESS" means any (i) Person, business or concern engaged or planning to engage in activities that are the same or similar to the Business or any existing or planned business activities of 180 at any time, or (ii) any Person, business or concern that owns, invests in, operates, manages or controls any entity referred to in clause (i) of this definition.

         "CONFIDENTIAL INFORMATION" means information, technology, material or other property of any kind which is confidential or proprietary to 180 or any Affiliate or Associate or to any supplier, customer, client, agent, employee, director or officer of 180 or any Affiliate or
         Associate, including without limitation: (i) the names, addresses, and purchasing history of and any other information about the customers, clients, employees, consultants, agents, suppliers or other business associates of 180 or any Affiliate or Associate; (ii) Proprietary
         Rights of 180 or any Affiliate or Associate whether owned, licensed or otherwise held or used; (iii) all current and future Inventions of 180 or any Affiliate or Associate; (iv) information relating to the past, present and contemplated business plans, financial condition or financial results, practices, resolutions, products, strategies, pricing policies and lists, services, methods of production and operation, business processes, marketing and marketing plans, distribution, installations, facilities, machinery and equipment, and research and development of 180 or any Affiliate or Associate; (v)
         data,

                                      - 2 -

         correspondence, notes, memoranda, manuals, financial statements, books and records, documents, licensing arrangements, financing programs, credit terms, banking arrangements or other contracts, terms or negotiations of any kind whatsoever related to the assets, financial condition or business of 180 or any Affiliate or Associate; (vi)
         information which is instructional or informational, or promotional materials or manuals; (vii) any information of a confidential or sensitive nature which is received from or otherwise relates to any
         Competitive Business; (viii) any information, the disclosure of which could be reasonably expected to materially adversely affect 180 or any
         Affiliate or Associate, or affect the competitive position of 180 or any Affiliate or Associate; and (ix) originals, and Copies or
         Representations, of any of the foregoing; provided, however, that
         "Confidential Information" does not include information which is or becomes generally available to the public, other than as a result of a disclosure in violation of this Agreement.

         "CONTROL" in relation to a body corporate means control of the body corporate, and for the purposes of this Agreement, a Person or Persons control a body corporate and a body corporate is controlled by a Person or Persons if securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are held, other than by way of security only, by or for the benefit of that Person.

         "COPIES OR REPRESENTATIONS" means copies, versions, summaries, representations or depictions of any kind or produced in any manner, including photocopies or telefax copies, electromagnetic and electronic versions, computerized versions and any media on which such versions are recorded or stored, plans, diagrams, schematics, blue prints, technical drawings, technical specifications, graphics or other representations, lists, maps or charts.

         "PERSON" means, where applicable, any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity or any department, agency or division thereof.

         "PROPRIETARY RIGHTS" means all intellectual property of 180 or any
         Affiliate or Associate, including without limitation foreign and domestic: (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos, industrial designs, internet domain names and 180's corporate name (in its jurisdiction of incorporation) and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v)
         computer software, programs, database technologies, data and documentation (in both source code and object code form), demo disks, source language statements and benchmark test results, (vi) trade secrets and other confidential and proprietary information (including, but not limited to, inventions, whether patentable or unpatentable), know-how, licences and copyrightable works, (vii) other confidential and proprietary intellectual property rights, (viii) Copies and
         Representations of the foregoing (in whatever form or medium) and (ix)
         all renewals, extensions, revivals and resuscitations of the foregoing.

                                     - 3 -

                                   ARTICLE 2
                             COVENANTS OF DI AND HD
                             ----------------------

2.1      NON-COMPETITION
         ---------------

         (a)      Acknowledgement. DI and HD acknowledge that: (i) 180 (and its
                  Affiliates, Associates and subsidiaries) as a result of the
                  Purchase is and will continue to be engaged in the business of installing, connecting, integrating and activating structured wiring/whole house integration networks (the "BUSINESS"); (ii)
                  180 (and its Affiliates, Associates and subsidiaries) are and will be actively engaged in the Business throughout North
                  America, and the Business and its goodwill is and will be
                  national and international in scope; (iii) DI and HD are
                  familiar with DI trade secrets and with other proprietary and confidential information concerning DI and the Business that were acquired by 180 (and its Affiliates, Associates and
                  subsidiaries) as part of the Purchase; and (iv) HD's ownership of DI placed it in a special, unique and extraordinary
                  position with respect to the Business and 180 (and its
                  Affiliates, Associates and subsidiaries) would be irreparably damaged if were to violate the provisions of this section.

         (b)      Restrictions. The DI and HD covenant and agree that for a
                  period commencing on the date hereof and terminating five (5)
                  years from the date hereof, DI and HD shall not Compete in any way against 180 or any Affiliate or Associate (whether such
                  Affiliate or Associate is now existing or hereafter formed) in the United States of America, Canada or Mexico, unless acting in accordance with 180's prior written consent.

         (c)      Permitted Activity. Nothing contained in this Agreement shall prevent or restricted HD from selling its products to any
                  person.

2.2      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
         ------------------------------------------

         (a)      General Restrictions. DI and HD covenant and agree with 180 that DI and HD shall at all times:

                  (i)      receive and hold all Confidential Information
                           absolutely secret, undisclosed, in trust and in
                           confidence,

                  (ii)     comply with 180's policies and guidelines and use
                           their best efforts for the protection of Confidential
                           Information, and

                  (iii)    not make Copies or Representations of Confidential
                           Information.

         (b)      Disclosure. DI and HD shall not disclose any Confidential
                  Information to any Person, except:

                  (i)      with the prior written consent of 180; or

                                     - 4 -

                  (ii)     if required by a mandatory provision of applicable
                           law, provided however, that prior to any unauthorized
                           use or disclosure of Confidential Information that is
                           required by law, DI and HD shall give 180 reasonable
                           prior notice of any disclosure of Confidential
                           Information required by law and, if requested by 180,
                           shall use reasonable efforts to obtain a protective
                           order or similar protection for 180 and shall permit
                           and cooperate with any effort by 180 to obtain such
                           an order.

         (c)      Other Necessary Actions. DI and HD further agree to take all reasonable and necessary steps to enforce the provisions of this Section 2.2 and to take such action as is reasonably
                  necessary to ensure that no employee, agent, contractor,
                  associate, family member or other person discloses or permits the disclosure of any Confidential Information.

                                   ARTICLE 3
                         INJUNCTIVE RELIEF AND INDEMNITY
                         -------------------------------

3.1      INJUNCTIVE RELIEF
         -----------------

         DI and HD understand and agree that 180 and its Affiliates and
Associates shall suffer irreparable and substantial harm in the event that DI and/or HD breaches any of DI and HD's obligations under this Agreement and that monetary damages shall be inadequate to compensate for the breach. Accordingly,
DI and HD agree that, in the event of a breach or threatened breach by DI and/or
HD of any of the provisions of this Agreement, 180, in addition to and not in limitation of any other rights, remedies or damages available to 180 at law or in equity, shall be entitled to an interim injunction, interlocutory injunction and permanent injunction in order to prevent or to restrain any such breach by
DI and/or HD, or by any or all of DI and/or HD's partners, co-venturers, employers, employees, servants, agents, representatives and any and all persons or entities directly or indirectly acting for, on behalf of or with DI and/or
HD. For certainty, nothing in this Agreement related to arbitration or dispute resolution shall preclude 180 or any Affiliate or Associate from seeking and being granted injunctive relief.

3.2      ACCOUNTING FOR PROFITS AND INDEMNIFICATION
         ------------------------------------------

         The DI and HD agree that if DI and/or HD violates any of DI and HD's covenants or agreements under this Agreement, 180 shall be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remunerations or benefits which DI and/or HD directly or indirectly shall have realized or may realize relating to, growing out of, or in connection with any violations, in addition to and not in limitation of any injunctive relief or other rights or remedies to which 180 is or may be entitled to at law or in equity or otherwise.

                                     - 5 -

                                    ARTICLE 4
                               DISPUTE RESOLUTION
                               ------------------

4.1      NEGOTIATION OF DISPUTES
         -----------------------

         In the event of a dispute between 180 and DI and/or HD arising out of or in connection with this Agreement, the parties agree to act in good faith to attempt to resolve such dispute by way of negotiations.

4.2      ARBITRATION
         -----------

         If negotiations pursuant to Section 4.1 do not produce satisfactory results, any dispute, conflicts or controversies relating to or arising out of this Agreement shall be resolved by arbitration under Title 9, United States
Code "arbitration" (the "U.S. Federal Arbitration Act"), in accordance with the then current rules of the American Arbitration Association, or any successor, at its office closest to Ft. Lauderdale, Florida. In the event of a conflict between the U.S. Federal Arbitration Act and the rules of the American
Arbitration Association, the rules of the American Arbitration Association shall govern. 180 shall select one arbitrator and DI and HD shall select one arbitrator and the two so selected shall select a third. The arbitrators shall be individuals skilled in the legal and business aspects of the subject matter of this Agreement. Notice of the demand for arbitration shall be made in writing to the other party to this Agreement and to the American Arbitration
Association. The demand shall be made within a reasonable time after the claim or dispute has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on the claim or dispute would be barred by the applicable statute of limitations. The arbitration award shall be final and binding upon the parties. Judgment upon the award shall be binding and may be entered in any court of competent jurisdiction.

                                    ARTICLE 5
                                  MISCELLANEOUS
                                  -------------

5.1      CONFLICTING AGREEMENTS
         ----------------------

         DI and HD represent that DI and HD's performance of all the terms of this Agreement do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including any agreement relating to any confidential and proprietary information, knowledge or data acquired by DI and
HD in confidence, trust or otherwise prior to the Purchase) to which DI and HD is a party or by which DI and HD may be bound. The DI and HD covenants and agrees that DI and HD shall not disclose to 180 or an Affiliate or Associate, or induce 180 or an Affiliate or Associate to use any confidential or proprietary information, knowledge or data belonging to any previous employer or others. The
DI and HD further covenant and agree not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this
Agreement.

                                     - 6 -

5.2      REASONABLENESS OF RESTRICTIONS
         ------------------------------

         DI and HD acknowledge having carefully read and considered the provisions of this Agreement and acknowledges that 180 has permitted DI and HD sufficient time to seek independent legal advice and, having done so or voluntarily elected not to do so, DI and HD agree that the restrictions set forth herein are fair and reasonable (including, without limitation, as to duration and geographical areas) and are reasonably required for the protection of the interests of 180 and the Business and the business of its Affiliates,
Associates, officers, directors and employees.

5.3      SEVERABILITY AND ENFORCEABILITY
         -------------------------------

         (a)      General. In the event that any provision or part of any
                  provision of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect. DI and HD agree that the breach or alleged breach by 180 or an Affiliate or Associate of (a) any covenant contained in another
                  agreement (if any) between 180 or an Affiliate or Associate and DI and/or HD or (b) any obligation owed to DI and/or HD by
                  180 or an Affiliate or Associate, shall not affect the
                  validity or enforceability of the covenants and agreements of
                  DI and HD set forth in this Agreement.

         (b)      Non-competition Covenants. With respect to the non-competition covenants in Subsection 2.1(b), the parties acknowledge that the Business is and will be national and international in
                  scope and that the Business and its goodwill extends to a
                  global market and, thus, the covenants in Subsection 2.1(b)
                  would be particularly ineffective if the covenants were to be limited to a particular geographic area. If any court of
                  competent jurisdiction at any time deems such non-competition covenants, or any part thereof, to be unenforceable because of the duration or scope of such provisions, it is the intention and desire of the parties that the court treat any such
                  provisions which are not fully enforceable as having been
                  modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.

5.4      AMENDMENT AND WAIVER, REMEDIES
         ------------------------------

         Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party unless such modification, amendment or waiver is approved in writing by each of the parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any amendment, modification or waiver hereof shall be delivered to all parties. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                                     - 7 -

5.5      GOVERNING LAW
         -------------

         This Agreement shall be governed by and construed in accordance with the laws in force in the State of Florida without giving effect to the principles of conflicts of law. The parties hereby agree to submit to the exclusive jurisdiction of the courts of the State of Florida with respect to any proceeding relating to this Agreement and the enforcement thereof.

5.6      NOTICES
         -------

         All notices or other communications required or permitted under this
Agreement shall be in writing and shall be given by (i) certified mail, (ii)
recognized commercial overnight courier, (iii) facsimile transmission with a confirming copy by certified mail or recognized commercial overnight courier, or
(iv) e-mail with a confirming copy by certified mail or recognized commercial overnight courier, all addressed as follows.

         If to the 180:

                  180 Connect Inc.
                  6365 NW 6 Way, Suite 200
                  Ft. Lauderdale, FL 33309
                  Attention: Robert R. Newell, CBDO
                  Facsimile: 954.489.9745
                  E-Mail: RNewell@180connect.net

         with a copy to

                  Rhoads & Sinon LLP
                  One S. Market Square
                  P.O. Box 1146
                  Harrisburg, Pennsylvania 17108
                  Attention: John P. Manbeck, Esq.
                  Facsimile: 717.231.6694
                  E-Mail: JManbeck@rhoads-sinon.com

or to such other Person or at such other place as the 180 shall furnish to the
DI and HD in writing, and

         If to the DI or HD to:

                  Digital Interiors Inc.
                  Home Director, Inc.
                  2525 Collier Canyon Road
                  Livermore, CA 94551
                  Attn: Michael D. Liddle, President & CEO
                  Facsimile: 925.243.1745
                  E-mail: mliddle@homedirector.com

                                     - 8 -

         with a copy to

                  ____________________________
                  ____________________________
                  ____________________________
                  ____________________________
                  Attn:  _____________________
                  Facsimile: ___.___.____
                  E-Mail: _______@________.___

or to such other Person or at such other place as the DI or HD shall furnish to the 180 in writing.

         Any notice delivered by certified mail shall be effective on the third
Business Day after deposited in the United States mail. Any notice delivered by recognized commercial overnight courier shall be effective on the next Business
Day after delivery to the recognized commercial overnight courier. Any notice delivered by facsimile transmission or e-mail shall be effective on the day of transmission, if transmitted prior to 3:00 p.m. prevailing Eastern time.

5.7      ENTIRE AGREEMENT
         ----------------

         This Agreement contains the entire agreement and understanding by and between 180 and DI and HD with respect to the subject matter hereof.

5.8      ASSURANCES
         ----------

         At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties.

5.9      INTERPRETATION
         --------------

         The headings and other captions in this Agreement are for convenience and reference only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in this Agreement.
References to the singular or masculine shall also or alternatively include the feminine and plural, and vice versa.

5.10     SURVIVAL
         --------

         The covenants and agreements of DI and HD contained in this Agreement shall survive DI and HD's for the period of survival specified, and if no period of survival is specified, shall survive indefinitely.

                                     - 9 -

5.11     ASSIGNMENT

         This Agreement inures to the benefit of, and is binding upon the respective successors and assigns, as applicable, of the parties. This Agreement may be freely assigned by 180 and upon such assignment 180 shall be released hereunder. This Agreement may only be assigned by DI and/or HD with the prior written consent of 180.

          IN WITNESS WHEREOF this Agreement has been executed by the parties effective the date first above written.

                                                   180 CONNECT INC.

                                                   By: /s/ Robert R. Newell
                                                       -----------------------
                                                   Name:  Robert R. Newell
                                                   Title: Chief Business
                                                          Development Officer

                                                   DIGITAL INTERIORS INC.

                                                   By: /s/ Michael Liddle
                                                       -----------------------
                                                   Name:  Michael Liddle
                                                   Title: President & Chief
                                                          Executive Officer

                                                   HOME DIRECTOR, INC.

                                                   By: /s/ Michael Liddle
                                                       -----------------------
                                                   Name:  Michael Liddle
                                                   Title: President & Chief
                                                          Executive Officer